Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders General Mills, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-219948 and 33-223919) on Form S-3 and the registration statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-90012, 333-139997, 333-148820, 333-163849, 333-179622, 333-215259, and 333-222589) on Form S-8 of General Mills, Inc. of our report dated June 27, 2019, with respect to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 26, 2019 and May 27, 2018, the related consolidated statements of earnings, comprehensive income, total equity and redeemable interest, and cash flows for each of the years in the three-year period ended May 26, 2019, and the related notes (and financial statement schedule), and the effectiveness of internal control over financial reporting as of May 26, 2019, which report appears in the May 26, 2019 annual report on Form 10-K of General Mills, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

June 27, 2019